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Exhibit 4.2

[Face of Note]

        FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS A CONTINGENT PAYMENT DEBT INSTRUMENT AND WILL ACCRUE ORIGINAL ISSUE DISCOUNT AT THE ISSUER'S "COMPARABLE YIELD" FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. PURSUANT TO PARAGRAPH 6(B) OF THE OFFICER'S CERTIFICATE, THE COMPANY AGREES, AND BY ACCEPTANCE OF A BENEFICIAL OWNERSHIP INTEREST IN THE SECURITY, EACH BENEFICIAL HOLDER OF THE SECURITIES WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, (i) TO TREAT THE NOTES AS INDEBTEDNESS THAT IS SUBJECT TO THE CONTINGENT PAYMENT DEBT INSTRUMENT REGULATIONS UNDER SECTION 1.1275-4 OF THE UNITED STATES TREASURY REGULATIONS (THE "CPDI REGULATIONS"), AND, FOR PURPOSES OF THE CPDI REGULATIONS, TO TREAT THE FAIR MARKET VALUE OF COMMON STOCK RECEIVED BY A BENEFICIAL HOLDER UPON ANY CONVERSION OF THE NOTES AS A CONTINGENT PAYMENT AND (ii) TO BE BOUND BY THE COMPANY'S DETERMINATION OF THE "COMPARABLE YIELD" AND "PROJECTED PAYMENT SCHEDULE," WITHIN THE MEANING OF THE CPDI REGULATIONS, WITH RESPECT TO THE NOTES AND TO ACCRUE ORIGINAL ISSUE DISCOUNT AT THE COMPARABLE YIELD AS DETERMINED BY THE COMPANY. THE COMPANY'S DETERMINATION OF THE "COMPARABLE YIELD" IS 8.50% PER ANNUM, COMPOUNDED SEMIANNUALLY. YOU MAY OBTAIN THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE FOR THE SECURITY BY TELEPHONING THE TRUSTEE AT (213) 630-6258 OR SUBMITTING A WRITTEN REQUEST TO THE TRUSTEE FOR SUCH INFORMATION TO: BNY WESTERN TRUST COMPANY, 700 SOUTH FLOWER STREET, SUITE 500 LOS ANGELES, CA 90017-4104, ATTENTION: SANDEE PARKS.

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        TRANSFER OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

GUITAR CENTER, INC.

4.00% SENIOR CONVERTIBLE NOTES DUE JULY 15, 2013

No. 1	CUSIP: 402040 AC 3 $100,000,000

        GUITAR CENTER, INC., a Delaware corporation (hereinafter called the "Company" which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ONE HUNDRED MILLION Dollars, on July 15, 2013.

        Interest Payment Dates: January 15 and July 15

        Record Dates: January 1 and July 1

        Reference is made to the further provisions of this Note on the reverse side, which shall, for all purposes, have the same effect as if set forth at this place.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

GUITAR CENTER, INC. a Delaware corporation
By
Name: Title:
By
Name: Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is one of the Securities described in the within-mentioned Indenture.

BNY Western Trust Company
By
Authorized Signatory

        Dated: June 13, 2003

[Reverse of Note]
4.00% SENIOR CONVERTIBLE NOTE DUE 2013

1.
Interest.

        This Note shall bear interest at a rate of 4.00% per year on the principal hereof, from June 13, 2003 or from the most recent Interest Payment Date (as defined below) to which payment has been made or duly provided for, payable semiannually in arrears on January 15 and July 15 of each year, beginning January 15, 2004 (each an "Interest Payment Date") to the persons in whose names the Notes are registered at 5:00 p.m., New York City time, on January 1 and July 1 (each a "Regular Record Date") (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. This Note shall also bear Contingent Interest in certain circumstances as specified in paragraph 5 below. The amount of interest payable for any period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month.

        Holders of Notes at 5:00 p.m., New York City time, on a Regular Record Date will receive payment of interest, including Contingent Interest, if any, payable on the corresponding Interest Payment Date notwithstanding the conversion of such Notes at any time after 5:00 p.m., New York City time, on such Regular Record Date. Notes surrendered for conversion by a Holder during the period from 5:00 p.m., New York City time, on any Regular Record Date to 9:00 a.m., New York City time, on the immediately following Interest Payment Date must be accompanied by payment of an amount equal to the interest, including Contingent Interest, if any, that the Holder is to receive on the Notes; provided, however, that no such payment need be made if the Company has specified a redemption date that is after a Regular Record Date and on or prior to the immediately following Interest Payment Date.

2.
Method of Payment.

        Payment of the principal of (and premium, if any) and any such interest (including Contingent Interest) on this Note will be made at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated in writing by the Person entitled thereto as specified in the register.

3.
Paying Agent, Conversion Agent and Registrar.

        Initially, the Trustee, shall act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar or approve a change in the office through which any Paying Agent acts without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

4.
Indenture.

        This Note is one of a duly authorized issue of securities of the Company, issued and to be issued in one or more series under an Indenture, dated as of June 10, 2003 (the "Original Indenture") between the Company and the Trustee, as supplemented by an Officer's Certificate, dated as of June 13, 2003 (the "Terms Certificate" and together with the Original Indenture, the "Indenture"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. Reference is hereby made to the Indenture for a statement of the respective rights thereunder of the Company, the Trustee and the Holders and the terms upon which the Notes are to be authenticated and delivered. The terms, conditions and provisions of the Notes are those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and those set forth in the Notes. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

        The Notes are senior unsecured obligations of the Company limited to $100,000,000 aggregate principal amount.

5.
Contingent Interest

        The Company shall pay Contingent Interest to the Holders of the Notes during any six-month period from January 15 to July 14 and from July 15 to January 14, commencing with the six-month period beginning on January 15, 2006, if the average Trading Price of a Note for the five consecutive Trading Day period immediately preceding the first day of the applicable six-month period equals or exceeds 120% of the principal amount of Note. For any six-month period in respect of which Contingent Interest is payable, the Contingent Interest payable per Note shall equal the greater of (i) 0.43% per annum of the principal amount of the Notes and (ii) 0.25% per annum of the average Trading Price of the Notes for the five Trading Day period immediately preceding such six-month period.

6.
Redemption at the Option of the Company.

        No sinking fund is provided for the Notes. The Notes shall be redeemable, in whole or in part, at any time on or after July 15, 2006, at the Company's option, at the following prices expressed as a percentage of the principal amount:

Redemption Period	Price (%)
Beginning on July 15, 2006 and ending on July 14, 2007	101.60%
Beginning on July 15, 2007 and ending on July 14, 2008	100.80%

and 100.00% if redeemed on or after July 15, 2008. In each case, the Company will pay accrued and unpaid interest (including Contingent Interest, if any), to, but not including, the redemption date.

        If the Paying Agent holds, in accordance with the terms of the Indenture, at 10:00 a.m., New York City time, on the applicable redemption date, money sufficient to pay the redemption price of any Notes for which notice of redemption is given, then, on such redemption date, such Notes will cease to be outstanding and interest (including Contingent Interest, if any) on such Notes will cease to accrue, whether or not such Notes are delivered to the Paying Agent, and the rights of Holders in respect thereof shall terminate (other than the right to receive the redemption price upon delivery of such Notes).

7.
Notice of Redemption.

        Notice of redemption at the option of the Company shall be mailed at least 30 days but not more than 60 days before a redemption date to the each Holder of Notes to be redeemed at the Holder's registered address. Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

8.
Purchase By the Company at the Option of the Holder.

        (a)   Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Notes held by such Holder on July 15, 2008, and on July 15, 2010 (each a "Repurchase Date"), at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest (including Contingent Interest), if any, to, but not including, such Repurchase Date (the "Repurchase Price").

        The Repurchase Price for repurchases on July 15, 2008 will be paid in cash. The Repurchase Price for repurchases on July 15, 2010, may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Common Stock, or in any combination thereof.

        (b)   At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to offer to purchase the Notes held by such Holder upon a Change in Control at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest (including Contingent Interest), if any, to, but not including, such Change in Control Purchase Date (the "Change in Control Purchase Price").

        (c)   If money (and/or shares of Common Stock if permitted under the Indenture) sufficient to pay the Repurchase Price or the Change in Control Purchase Price, as the case may be, of all Notes or portions thereof to be purchased on the Repurchase Date or Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent at 10:00 a.m., New York City time, on the Business Day immediately following the Repurchase Date or the Change in Control Purchase Date, as the case may be, then, on such Repurchase Date and Change in Control Purchase Date, as the case may be, whether or not the Notes are delivered to the Paying Agent, the Notes shall cease to be outstanding, interest (including Contingent Interest, if any) shall cease to accrue and all other rights of the Holders in respect thereof shall terminate (other than the right to receive the Repurchase Price or Change in Control Purchase Price, as the case may be, upon delivery of such Notes).

9.
Conversion.

        (a)   The initial Conversion Rate is 28.9184 shares of Common Stock per $1,000 principal amount at maturity, subject to adjustment in certain events described in the Indenture. A Holder that surrenders Notes for conversion will receive cash in lieu of any fractional share of Common Stock based on the Sale Price of the Common Stock of the Company on the Trading Day immediately prior to the Conversion Date.

        (b)   Subject to and in compliance with the provisions of the Indenture (including, without limitation, the conditions to conversion of this Note set forth in paragraph 24(A) of the Terms Certificate) (and subject to the Company's right to deliver cash or Common Stock or a combination of cash and Common Stock upon a Principal Value Conversion), a Holder is entitled, at such Holder's option, to convert the Holder's Note into shares of Common Stock at the applicable Conversion Rate in effect on the date of conversion.

        (c)   A Note in respect of which a Holder has delivered a Repurchase Notice or Change in Control Purchase Notice, as the case may be, exercising the right of such Holder to require the Company to repurchase such Note may be converted only if such Repurchase Notice or Change in Control Purchase Notice is withdrawn in accordance with the terms of the Indenture.

        (d)   No payment or adjustment will be made for accrued and unpaid interest (including Contingent Interest, if any) or dividends on the shares of Common Stock, except as provided in the Indenture.

        (e)   To surrender a Note for conversion, in the case of a Global Security, a Holder must comply with all applicable procedures of the Depositary, and in the case of a Certificated Security, a Holder must (1) complete and manually sign the irrevocable conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Note, if certificated, to the Conversion Agent and in any such case furnish appropriate endorsements and transfer documents and pay any transfer or similar taxes and all other taxes or duties, if required.

10.
Events of Default.

        If any Event of Default other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company or its Significant Subsidiaries occurs and is continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company or its Significant Subsidiaries, the principal of all the Notes shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture.

11.
Amendments and Waivers.

        Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent or affirmative vote of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes and (ii) certain Defaults may be waived with the written consent or affirmative vote of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes.

        The Company and the Trustee may amend or supplement the Indenture or waive any provision of it without the consent of any Holders of Notes: (a) to cure any ambiguity, omission, defect or inconsistency; (b) to provide for the assumption of the Company's obligations under the Indenture by a successor upon any merger, consolidation or asset transfer permitted under the Indenture; (c) to provide for uncertificated Notes in addition to or in place of Certificated Notes or to provide for bearer Notes; (d) secure the Notes; (e) to comply with any requirement to effect or maintain qualification of the Indenture under the Trust Indenture Act of 1939; (f) to add covenants that would benefit the Holders of the Notes or to surrender any rights the Company has under the Indenture; (g) to add Events of Default with respect to the Notes; or (h) to make any change that does not adversely affect any outstanding Notes in any material respect.

12.
Denominations; Transfer; Exchange.

        The Notes are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

13.
Persons Deemed Owners.

        The registered Holder of this Note may be treated as the owner of this Note for all purposes.

14.
Unclaimed Money or Securities.

        The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

15.
Trustee Dealings with the Company.

        Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.
Calculations in Respect of Securities.

        The Company will be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Trading Prices of the Notes and Sale Price of the Common Stock, any accrued interest payable on the Notes, the Conversion Rate of the Notes, amounts of Contingent Interest payments, if any, on the Notes and the projected payment schedule. The Company will make these calculations in good faith and, absent manifest error, the calculations will be final and binding on Holders of the Note. The Company shall provide to the Trustee a schedule of its calculations, and the Trustee is entitled to rely upon the accuracy of such calculations without independent verification. The Trustee shall forward the Company's calculations to any Holder of the Notes upon the request of such Holder.

17.
No Recourse Against Others.

        A past, present or future director, officer, employee, stockholder or incorporator, as such, of the Company or any successor corporation shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration of issuance of the Notes.

18.
Authentication.

        This Note shall not be valid until an authorize signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Note.

19.
Abbreviations.

        Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

        THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

        The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Guitar Center, Inc.
5795 Lindero Canyon Road
Westlake Village, California 91362
Attn: Secretary

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (We) assign and transfer this Note to

(Insert assignee's soc. sec. or tax I.D. no.)

(Print or type assignee's name, address and zip code)
and irrevocably appoint ________________________________________________ to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: ________________________	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*

*NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

CONVERSION NOTICE

To convert this Note into shares of Common Stock of the Company, check the box ☐.
To convert only part of this Note, state the principal amount at maturity to be converted ____________
(which must be $1,000 or an integral multiple of $1,000):

If you want the stock certificate made out in another person's name, fill in the form below:

(Insert assignee's soc. sec. or tax I.D. no.)

(Print or type assignee's name, address and zip code)
Your Signature:
Date:
(Sign exactly as your name appears on the other side of this Note)
*Signature guaranteed by:
By: ____________________________________
  *
  The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

        The following exchanges of an interest in this Global Security for an interest in another Global Securities or for a Certificated Security, or exchanges of an interest in another Global Security or Certificated Security for an interest in this Global Security, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security Following Such Decrease (or Increase)	Signature of Authorized Officer of Trustee or Security Custodian

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  Exhibit 4.2
GUITAR CENTER, INC. 4.00% SENIOR CONVERTIBLE NOTES DUE JULY 15, 2013
SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY